UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (845) 838-7900

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

On September 3, 2015, eMagin Corporation (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with Craig-Hallum Capital Group LLC, as sales agent (“Craig-Hallum”), pursuant to which the Company may offer and sell, from time to time through Craig-Hallum, shares of its common stock (the “Shares”), having an aggregate offering price of up to $4,500,000. Any Shares offered and sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-196720) and the related prospectus previously declared effective by the Securities and Exchange Commission (the “SEC”) on June 25, 2014, as supplemented by a prospectus supplement, dated September 3, 2015, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

Under the Agreement, Craig-Hallum may sell Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on the NYSE MKT or on any other existing trading market for the Shares, sales to or through a market maker.  Craig-Hallum may also sell Shares in privately negotiated transactions with the Company’s prior written approval.

The offering of Shares pursuant to the Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Agreement or (b) the termination of the Agreement by Craig-Hallum or the Company, as permitted therein.

The Company will pay Craig-Hallum a commission rate of 3.0% of the aggregate gross sales prices of the Shares unless Craig-Hallum acts as principal, and has agreed to provide Craig-Hallum with customary indemnification and contribution rights. The Company will also reimburse Craig-Hallum for certain specified expenses in connection with entering into the Agreement.

The Company intends to use the net proceeds raised through any “at-the-market” sales for general corporate purposes, including research and development, sales and marketing, and working capital.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	At the Market Offering Agreement by and among eMagin Corporation and Craig-Hallum Capital Group LLC dated September 3, 2015

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Opinion of Sichenzia Ross Friedman Ference LLP filed as Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: September 3, 2015	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer

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